Exhibit 99.1

Visa Inc. Reports Strong Fiscal Fourth Quarter Adjusted Earnings Per Share Growth of 14% and Full-Year 2015 Adjusted Earnings Per Share Growth of 16% and Announces a New $5.0 Billion Share Repurchase Program

•	GAAP quarterly net income of $1.5 billion or $0.62 per diluted class A common share, an increase of 41% and 44% over the prior year, respectively, or an increase of 12% and 14% over the prior year’s adjusted results, respectively

•	GAAP full-year 2015 net income of $6.3 billion or $2.58 per diluted class A common share, an increase of 16% and 20% over the prior year, respectively

•	Adjusted full-year 2015 net income of $6.4 billion or $2.62 per diluted class A common share, an increase of 13% and 16% over the prior year’s adjusted results, respectively

•	The Company authorized a new $5.0 billion repurchase program, in addition to the previously announced 17% quarterly per share dividend increase

Foster City, CA, November 2, 2015 – Visa Inc. (NYSE: V) today announced financial results for the Company’s fiscal fourth quarter and full-year 2015. GAAP net income in the fiscal fourth quarter of 2015 was $1.5 billion or $0.62 per share, an increase of 41% and 44% over the prior year, respectively. GAAP net income for the full-year 2015 was $6.3 billion or $2.58 per share, an increase of 16% and 20% over the prior year, respectively. All references to earnings per share assume fully-diluted class A share count unless otherwise noted.

Net income in the fiscal fourth quarter was $1.5 billion or $0.62 per share, an increase of 12% and 14% over the prior year adjusted results, respectively. Adjusted net income for the full-year 2015 was $6.4 billion or $2.62 per share, an increase of 13% and 16% over the prior year’s adjusted results, respectively. The Company’s full-year 2015 adjusted financial results excluded a non-cash, non-operating expense recorded upon the revaluation of the Visa Europe put option of $110 million. The Company’s 2015 results included a one-time tax benefit of $239 million resulting from the successful resolution of uncertain tax positions with taxing authorities during the fiscal third quarter that related to prior years. Prior year adjusted results excluded the impact of a special item related to amounts covered by the retrospective responsibility plan and related tax benefit during the fiscal fourth quarter. Prior year results also included a one-time tax benefit of $191 million related to a deduction for prior years’ U.S. domestic production activities during the fiscal second quarter.

Net operating revenue in the fiscal fourth quarter of 2015 was $3.6 billion, an increase of 11% nominally or 13% on a constant dollar basis over the prior year. The strengthening of the U.S. dollar versus the prior year quarter negatively impacted net operating revenue growth by approximately 3 percentage points.

Net operating revenue for the fiscal full-year 2015 was $13.9 billion, an increase of 9% nominally or 12% on a constant dollar basis over the prior year, driven by solid revenue growth contributions from service, data processing and international transaction revenues. The strengthening of the U.S. dollar versus the prior year negatively impacted net operating revenue growth by approximately 2.5 percentage points.

Adjusted quarterly and full-year operating expenses and net income per class A common share outstanding are non-GAAP financial measures that are reconciled to their most directly comparable GAAP measures in the accompanying financial tables.

“Visa’s fiscal fourth quarter was a strong finish to an equally strong fiscal full-year 2015 in terms of revenue and earnings per share growth in the face of a continued challenging global economic environment. The underlying growth of our franchise continued as evidenced by our strong payments volumes as well as new and renewed partnerships during the year. Most importantly, we continued to build our capabilities at the physical point-of-sale as well as in the digital space,” said Charlie Scharf, Chief Executive Officer of Visa Inc. “Although fiscal 2016 reported growth rates will be negatively impacted by a strong US dollar and an uneven global economy, we are well positioned for strong success in 2017 and well beyond.”

Fiscal Fourth Quarter 2015 Financial Highlights:

Payments volume growth, on a constant dollar basis, for the three months ended June 30, 2015, on which fiscal fourth quarter service revenue is recognized, was 11% over the prior year at $1.3 trillion.

Payments volume growth, on a constant dollar basis, for the three months ended September 30, 2015, was 12% over the prior year at $1.3 trillion.

Cross-border volume growth, on a constant dollar basis, was 5% for the three months ended September 30, 2015.

Total processed transactions, which represent transactions processed by VisaNet, for the three months ended September 30, 2015, were 18.4 billion, an 8% increase over the prior year.

Fiscal fourth quarter 2015 service revenues were $1.6 billion, an increase of 9% over the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 6% over the prior year to $1.4 billion. International transaction revenues grew 16% over the prior year to $1.1 billion. Other revenues were $216 million, a 3% increase over the prior year. Client incentives, which are a contra revenue item, were $802 million and represent 18.4% of gross revenues.

Total operating expenses were $1.3 billion for fiscal fourth quarter 2015, a 5% increase over the prior year’s adjusted results, primarily related to an increase in personnel, professional, and marketing expenses, additional depreciation from our ongoing investments in technology assets, offset by lower general and administrative expenses.

GAAP effective tax rate was 33.8% for the quarter ended September 30, 2015.

The weighted-average number of diluted class A common shares outstanding in the fiscal fourth quarter was 2.4 billion.

Cash, cash equivalents, and available-for-sale investment securities were $9.3 billion at September 30, 2015.

Fiscal Full-Year 2015 Financial Highlights:

For the fiscal full-year 2015, service revenues were $6.3 billion, an increase of 9% over the prior year. Data processing revenues rose 7% over the prior year to $5.6 billion. International transaction revenues, which are driven by cross-border volume, grew 14% over the prior year to $4.1 billion. Other revenues were $823 million, a 7% increase over the prior year. Client incentives, which are a contra revenue item, were $2.9 billion and represent 17.1% of gross revenues.

Total processed transactions, which represent transactions processed by VisaNet for the twelve months ended September 30, 2015, totaled 71.0 billion, a 9% increase over the prior year.

Total operating expenses were $4.8 billion for the twelve months ended September 30, 2015, a 6% increase over last year’s adjusted results, primarily related to continued investments in personnel, infrastructure and technology, offset by a reduction in marketing and network and processing fees.

GAAP effective tax rate was 29.6% for the twelve months ended September 30, 2015.

The weighted-average number of diluted class A common shares outstanding for the full year was 2.5 billion.

Notable Events:

During the three months ended September 30, 2015, the Company did not repurchase shares of class A common stock. During the twelve months ended September 30, 2015, class A common stock was reduced by 44.1 million shares, at an average price of $65.98 per share, using $2.9 billion of cash on hand. At September 30, 2015, the Company had $2.8 billion of remaining funds, authorized by the board of directors, available for share repurchase under the current program.

As announced on October 21, 2015, the board of directors declared a quarterly dividend in the aggregate amount of $0.14 per share of class A common stock (determined in the case of class B and class C common stock on an as-converted basis) payable on December 1, 2015, to all holders of record of the Company’s class A, class B and class C common stock as of November 13, 2015.

The board of directors has authorized a new $5.0 billion class A common stock share repurchase program. The shares may be repurchased from time to time as market conditions warrant, and authorization for the program is subject to further change at the discretion of the board.

Financial Outlook:

Visa Inc. provides its financial outlook for the following metrics for fiscal full-year 2016:

•	Annual net revenue growth: High single-digit to low double-digit range on a constant dollar basis, with an expectation of about three percentage points of negative foreign currency impact;

•	Client incentives as a percent of gross revenues: 17.5% to 18.5% range;

•	Annual operating margin: Mid 60s;

•	Tax rate: Low 30s;

•	Annual adjusted diluted class A common stock earnings per share growth: Low-end of the mid-teens range on a constant dollar basis, with an expectation of about four percentage points of negative foreign currency impact; and

•	Annual free cash flow: About $7 billion.

The financial outlook for fiscal full-year 2016 does not include any impact from the Visa Europe transaction.

Fiscal Fourth Quarter 2015 Earnings Results Conference Call Details:

Visa’s executive management team will host a live audio webcast beginning at 5:00 a.m. Pacific Time (8:00 a.m. Eastern Time) today to discuss the financial results and business highlights for the quarter, as well as the Visa Europe transaction. The dial-in information for the call is 888-790-4410 (within the United States) or 773-756-0127 (international). The conference passcode is 7974435. A replay of the call will be available until December 1 and can be accessed by dialing 800-925-1967. The live call and replay, along with supporting materials, can also be accessed through the Investor Relations section of Visa’s website at www.investor.visa.com. A replay of the webcast will be available on Visa’s Investor Relations website for 30 days.

About Visa

Visa Inc. (NYSE: V) is a global payments technology company that connects consumers, businesses, financial institutions, and governments in more than 200 countries and territories to fast, secure and reliable electronic payments. We operate one of the world’s most advanced processing networks — VisaNet — that is capable of handling more than 65,000 transaction messages a second, with fraud protection for consumers and assured payment for merchants. Visa is not a bank and does not issue cards, extend credit or set rates and fees for consumers. Visa’s innovations, however, enable its financial institution customers to offer consumers more choices: pay now with debit, pay ahead of time with prepaid or pay later with credit products. For more information, visit usa.visa.com/about-visa, visacorporate.tumblr.com and @VisaNews.

Forward-Looking Statements:

This Press Release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are identified by words such as “estimates,” “expectation,” “outlook”, “may,” “projects,” “could,” “should,” “will,” “will continue” and other similar expressions. Examples of forward-looking statements include, but are not limited to, statements we make about our revenue, client incentives, operating margin, tax rate, earnings per share, free cash flow, and the growth of those items.

By their nature, forward-looking statements: (i) speak only as of the date they are made; (ii) are not statements of historical fact or guarantees of future performance; and (iii) are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from our forward-looking statements due to a variety of factors, including the following:

•	the impact of laws, regulations and marketplace barriers, including:

•	increased regulation of fees, transaction routing, payment card practices or other aspects of the payments industry in the United States, including new or revised regulations issued under the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	increased regulation in jurisdictions outside of the United States;

•	increased government support of national payment networks outside the United States; and

•	increased regulation of consumer privacy, data use and security;

•	developments in litigation and government enforcement, including those affecting interchange reimbursement fees, antitrust and tax;

•	new lawsuits, investigations or proceedings, or changes to our potential exposure in connection with pending lawsuits, investigations or proceedings;

•	economic factors, such as:

•	economic fragility in the Eurozone, the United States and in other advanced and emerging markets;

•	general economic, political and social conditions in mature and emerging markets globally;

•	general stock market fluctuations which may impact consumer spending;

•	material changes in cross-border activity, foreign exchange controls and fluctuations in currency exchange rates; and

•	material changes in our financial institution clients’ performance compared to our estimates;

•	industry developments, such as competitive pressure, rapid technological developments and disintermediation from our payments network;

•	system developments, such as:

•	disruption of our transaction processing systems or the inability to process transactions efficiently;

•	account data breaches or increased fraudulent or other illegal activities involving Visa-branded cards or payment products; and

•	failure to maintain systems interoperability with Visa Europe;

•	any prospective transaction with Visa Europe may not be agreed to or implemented;

•	costs arising if we become obligated to purchase all of Visa Europe’s outstanding capital stock;

•	the loss of organizational effectiveness or key employees;

•	the failure to integrate acquisitions successfully or to effectively develop new products and businesses;

•	natural disasters, terrorist attacks, military or political conflicts, and public health emergencies; and

•	various other factors, including those more fully described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2014, and our subsequent reports on Forms 10-Q and 8-K.

You should not place undue reliance on such statements. Except as required by law, we do not intend to update or revise any forward–looking statements as a result of new information, future developments or otherwise.

Contacts:

Investor Relations: Jack Carsky or Victoria Hyde-Dunn, 650-432-7644, ir@visa.com

Media Relations: Connie Kim, 212-521-3962, globalmedia@visa.com

VISA INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2015	September 30, 2014
	(in millions, except par value data)
Assets
Cash and cash equivalents	$3,518	$1,971
Restricted cash—litigation escrow	1,072	1,498
Investment securities:
Trading	66	69
Available-for-sale	2,431	1,910
Settlement receivable	408	786
Accounts receivable	847	822
Customer collateral	1,023	961
Current portion of client incentives	303	210
Deferred tax assets	871	1,028
Prepaid expenses and other current assets	353	307

Total current assets	10,892	9,562
Investment securities, available-for-sale	3,384	3,015
Client incentives	110	81
Property, equipment and technology, net	1,888	1,892
Other assets	776	855
Intangible assets, net	11,361	11,411
Goodwill	11,825	11,753

Total assets	$40,236	$38,569

Liabilities
Accounts payable	$127	$147
Settlement payable	780	1,332
Customer collateral	1,023	961
Accrued compensation and benefits	503	450
Client incentives	1,049	1,036
Accrued liabilities	868	624
Accrued litigation	1,024	1,456

Total current liabilities	5,374	6,006
Deferred tax liabilities	4,123	4,145
Other liabilities	897	1,005

Total liabilities	10,394	11,156

Equity
Preferred stock, $0.0001 par value, 25 shares authorized and none issued	—	—
Class A common stock, $0.0001 par value, 2,001,622 shares authorized, 1,950 and 1,978 shares issued and outstanding at September 30, 2015 and 2014, respectively	—	—
Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at September 30, 2015 and 2014	—	—
Class C common stock, $0.0001 par value, 1,097 shares authorized, 20 and 22 shares issued and outstanding at September 30, 2015 and 2014, respectively	—	—
Additional paid-in capital	18,073	18,299
Accumulated income	11,843	9,131
Accumulated other comprehensive loss, net:
Investment securities, available-for-sale	5	31
Defined benefit pension and other postretirement plans	(161)	(84)
Derivative instruments classified as cash flow hedges	83	38
Foreign currency translation adjustments	(1)	(2)

Total accumulated other comprehensive loss, net	(74)	(17)

Total equity	29,842	27,413

Total liabilities and equity	$40,236	$38,569

VISA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2015	2014	2015	2014
	(in millions, except per share data)
Operating Revenues
Service revenues	$1,637	$1,499	$6,302	$5,797
Data processing revenues	1,429	1,348	5,552	5,167
International transaction revenues	1,091	938	4,064	3,560
Other revenues	216	212	823	770
Client incentives	(802)	(768)	(2,861)	(2,592)

Total operating revenues	3,571	3,229	13,880	12,702

Operating Expenses
Personnel	521	496	2,079	1,875
Marketing	253	241	872	900
Network and processing	134	128	474	507
Professional fees	107	94	336	328
Depreciation and amortization	119	112	494	435
General and administrative	143	153	547	507
Litigation provision	11	453	14	453

Total operating expenses	1,288	1,677	4,816	5,005

Operating income	2,283	1,552	9,064	7,697
Non-operating (expense) income	—	(2)	(69)	27

Income before income taxes	2,283	1,550	8,995	7,724
Income tax provision	771	477	2,667	2,286

Net income	$1,512	$1,073	$6,328	$5,438

Basic earnings per share
Class A common stock	$0.62	$0.43	$2.58	$2.16

Class B common stock	$1.02	$0.73	$4.26	$3.63

Class C common stock	$2.48	$1.73	$10.33	$8.65

Basic weighted-average shares outstanding
Class A common stock	1,948	1,969	1,954	1,993

Class B common stock	245	245	245	245

Class C common stock	19	24	22	26

Diluted earnings per share
Class A common stock	$0.62	$0.43	$2.58	$2.16

Class B common stock	$1.02	$0.72	$4.25	$3.62

Class C common stock	$2.48	$1.72	$10.30	$8.62

Diluted weighted-average shares outstanding
Class A common stock	2,440	2,493	2,457	2,523

Class B common stock	245	245	245	245

Class C common stock	19	24	22	26

VISA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Years Ended September 30,
	2015	2014	2013
	(in millions)
Operating Activities
Net income	$6,328	$5,438	$4,980
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of client incentives	2,861	2,592	2,321
Fair value adjustment for the Visa Europe put option	110	—	—
Share-based compensation	187	172	179
Excess tax benefit for share-based compensation	(84)	(90)	(74)
Depreciation and amortization of property, equipment, technology and intangible assets	494	435	397
Deferred income taxes	195	(580)	1,527
Litigation provision	14	453	3
Other	24	37	50
Change in operating assets and liabilities:
Settlement receivable	378	13	(345)
Accounts receivable	(19)	(53)	(38)
Client incentives	(2,970)	(2,395)	(2,336)
Other assets	(41)	(379)	(506)
Accounts payable	(13)	(56)	40
Settlement payable	(552)	107	506
Accrued and other liabilities	118	513	702
Accrued litigation	(446)	998	(4,384)

Net cash provided by operating activities	6,584	7,205	3,022

Investing Activities
Purchases of property, equipment, technology and intangible assets	(414)	(553)	(471)
Proceeds from sales of property, equipment and technology	10	—	—
Investment securities, available-for-sale:
Purchases	(2,850)	(2,572)	(3,164)
Proceeds from maturities and sales	1,925	2,342	2,440
Acquisitions, net of cash received	(93)	(149)	—
Purchases of / contributions to other investments	(25)	(9)	(3)
Proceeds / distributions from other investments	12	—	34

Net cash used in investing activities	(1,435)	(941)	(1,164)

Financing Activities
Repurchase of class A common stock	(2,910)	(4,118)	(5,365)
Dividends paid	(1,177)	(1,006)	(864)
Deposits into litigation escrow account—retrospective responsibility plan	—	(450)	—
Payments from (return to) litigation escrow account—retrospective responsibility plan	426	(999)	4,383
Cash proceeds from issuance of common stock under employee equity plans	82	91	108
Restricted stock and performance-based shares settled in cash for taxes	(108)	(86)	(64)
Excess tax benefit for share-based compensation	84	90	74
Payments for earn-out related to PlaySpan acquisition	—	—	(12)
Principal payments on capital lease obligations	—	—	(6)

Net cash used in financing activities	(3,603)	(6,478)	(1,746)

Effect of exchange rate changes on cash and cash equivalents	1	(1)	—

Increase (decrease) in cash and cash equivalents	1,547	(215)	112
Cash and cash equivalents at beginning of year	1,971	2,186	2,074

Cash and cash equivalents at end of year	$3,518	$1,971	$2,186

Supplemental Disclosure
Income taxes paid, net of refunds	$2,486	$2,656	$595
Accruals related to purchases of property, equipment, technology and intangible assets	$81	$62	$46

VISA INC.

FISCAL 2015 AND 2014 QUARTERLY RESULTS OF OPERATIONS

(UNAUDITED)

	Fiscal 2015 Quarter Ended				Fiscal 2014 Quarter Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
	(in millions)
Operating Revenues
Service revenues	$1,637	$1,550	$1,577	$1,538	$1,499
Data processing revenues	1,429	1,400	1,340	1,383	1,348
International transaction revenues	1,091	1,039	964	970	938
Other revenues	216	199	204	204	212
Client incentives	(802)	(670)	(676)	(713)	(768)

Total operating revenues	3,571	3,518	3,409	3,382	3,229

Operating Expenses
Personnel	521	566	483	509	496
Marketing	253	224	190	205	241
Network and processing	134	117	109	114	128
Professional fees	107	82	77	70	94
Depreciation and amortization	119	130	125	120	112
General and administrative	143	137	141	126	153
Litigation provision	11	—	3	—	453

Total operating expenses	1,288	1,256	1,128	1,144	1,677

Operating income	2,283	2,262	2,281	2,238	1,552
Non-operating (expense) income	—	(94)	1	24	(2)

Income before income taxes	2,283	2,168	2,282	2,262	1,550
Income tax provision	771	471	732	693	477

Net income	$1,512	$1,697	$1,550	$1,569	$1,073

VISA INC.

RECONCILIATION OF NON-GAAP FINANCIAL RESULTS

(UNAUDITED)

Our financial results for fiscal 2015 and 2014 reflect the impact of significant items that we believe are not indicative of our operating performance in the prior or future years, as they either have no cash impact or are related to amounts covered by the retrospective responsibility plan. As such, we believe the presentation of adjusted financial results excluding the following amounts provides a clearer understanding of our operating performance for the periods presented.

•	Revaluation of Visa Europe put option. During the third quarter of fiscal 2015, we recorded an increase of $110 million in the fair value of the Visa Europe put option, resulting in the recognition of non-cash, non-operating expense in our financial results. This amount is not subject to income tax and therefore has no impact on our reported income tax provision.

•	Litigation provision. During fiscal 2014, we recorded a litigation provision of $450 million and related tax benefits associated with the interchange multidistrict litigation. The tax impact is determined by applying applicable federal and state tax rates to the litigation provision. Monetary liabilities from settlements of, or judgments in, the interchange multidistrict litigation will be paid from the litigation escrow account under the retrospective responsibility plan.

	Three Months Ended September 30,
	Operating Expenses		Operating Margin(1),(2)		Net Income		Diluted Earnings per Share(2),(3)
	2015	2014	2015	2014	2015	2014	2015	2014
	(in millions, except percentages and per share data)
As reported	$1,288	$1,677	64%	48%	$1,512	$1,073	$0.62	$0.43
Litigation provision	—	(450)	—	14%	—	283	—	0.11

As adjusted	$1,288	$1,227	64%	62%	$1,512	$1,356	$0.62	$0.54

Diluted weighted-average shares outstanding, as reported							2,440	2,493

	Twelve Months Ended September 30,
	Operating Expenses		Operating Margin(1),(2)		Net Income		Diluted Earnings per Share(2),(3)
	2015	2014	2015	2014	2015	2014	2015	2014
	(in millions, except percentages and per share data)
As reported	$4,816	$5,005	65%	61%	$6,328	$5,438	$2.58	$2.16
Revaluation of Visa Europe put option	—	—	—	—	110	—	0.04	—
Litigation provision	—	(450)	—	4%	—	283	—	0.11

As adjusted	$4,816	$4,555	65%	64%	$6,438	$5,721	$2.62	$2.27

Diluted weighted-average shares outstanding, as reported							2,457	2,523

(1)	Operating margin is calculated as operating income divided by total operating revenues.
(2)	Figures in the table may not recalculate exactly due to rounding. Operating margin and diluted earnings per share figures are calculated based on unrounded numbers.
(3)	The per share amounts for the prior periods presented have been retroactively adjusted to reflect the four-for-one stock split effected in the fiscal second quarter of 2015.

Operational Performance Data

The tables below provide information regarding the available operational results for the 3 months ended September 30, 2015, as well as the prior four quarterly reporting periods and the 12 months ended September 30, 2015 and 2014, for cards carrying the Visa, Visa Electron and Interlink brands.

1. Branded Volume and Transactions

The tables present regional total volume, payments volume, and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

	For the 3 Months Ended September 30, 2015
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$509	0.6%	11.0%	$371	5.5%	16.4%	4,664	$138	-10.4%	-1.3%	1,041
Canada	58	-11.9%	5.4%	54	-12.0%	5.2%	699	5	-10.7%	6.9%	12
CEMEA	231	-17.2%	9.3%	61	-9.4%	17.8%	1,923	170	-19.7%	6.5%	1,203
LAC	227	-17.7%	11.0%	85	-18.6%	13.3%	2,708	142	-17.2%	9.6%	1,093
US	822	8.7%	8.7%	693	9.7%	9.7%	13,648	129	3.8%	3.8%	957

Visa Inc.	1,848	-1.9%	9.6%	1,265	3.9%	12.0%	23,643	584	-12.5%	4.7%	4,305
Visa Credit Programs
US	$359	9.9%	9.9%	$345	10.2%	10.2%	4,221	$14	3.0%	3.0%	17
International	491	-2.8%	14.0%	455	-0.5%	15.5%	6,214	36	-24.9%	-1.7%	164

Visa Inc.	850	2.2%	12.2%	800	3.8%	13.1%	10,436	50	-18.6%	-0.4%	182
Visa Debit Programs
US	$463	7.9%	7.9%	$349	9.3%	9.3%	9,427	$114	3.9%	3.9%	939
International	535	-14.0%	7.0%	116	-9.0%	12.8%	3,780	420	-15.3%	5.5%	3,184

Visa Inc.	999	-5.1%	7.4%	465	4.1%	10.1%	13,207	534	-11.8%	5.2%	4,124

	For the 3 Months Ended June 30, 2015
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$510	4.3%	10.9%	$364	7.9%	15.3%	4,394	$145	-3.8%	1.1%	1,003	725	822
Canada	62	-5.0%	6.0%	57	-5.3%	5.7%	679	5	-2.5%	8.9%	12	42	49
CEMEA	238	-13.8%	7.3%	61	-6.0%	15.3%	1,783	177	-16.3%	4.8%	1,195	332	321
LAC	237	-10.9%	11.6%	89	-12.4%	12.5%	2,595	148	-10.0%	11.1%	1,072	420	451
US	809	8.0%	8.0%	683	8.8%	8.8%	13,257	126	3.8%	3.8%	951	629	799

Visa Inc.	1,855	0.6%	9.1%	1,253	5.2%	11.0%	22,709	602	-7.9%	5.2%	4,232	2,147	2,442
Visa Credit Programs
US	$352	11.3%	11.3%	$339	11.6%	11.6%	4,072	$13	3.6%	3.6%	16	246	323
International	490	0.6%	12.9%	453	3.0%	14.5%	5,915	37	-21.7%	-3.8%	160	496	554

Visa Inc.	843	4.8%	12.2%	792	6.5%	13.3%	9,987	51	-16.3%	-1.9%	177	742	876
Visa Debit Programs
US	$457	5.5%	5.5%	$344	6.1%	6.1%	9,185	$113	3.8%	3.8%	935	384	476
International	555	-8.6%	7.4%	117	-4.7%	11.3%	3,537	438	-9.6%	6.4%	3,121	1,021	1,089

Visa Inc.	1,012	-2.7%	6.5%	461	3.1%	7.4%	12,722	551	-7.1%	5.9%	4,056	1,405	1,565

Operational Performance Data

	For the 3 Months Ended March 31, 2015
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$495	2.9%	8.6%	$343	4.8%	11.6%	4,092	$152	-1.2%	2.4%	986	711	809
Canada	54	-5.0%	7.1%	49	-5.3%	6.8%	602	5	-1.7%	10.9%	12	42	49
CEMEA	212	-16.0%	11.8%	54	-8.2%	19.9%	1,615	158	-18.4%	9.3%	1,121	329	323
LAC	243	-2.9%	13.4%	93	-1.3%	15.7%	2,529	149	-3.8%	12.0%	1,042	417	450
US	748	8.4%	8.4%	628	9.2%	9.2%	12,206	120	4.3%	4.3%	890	621	789

Visa Inc.	1,751	1.2%	9.5%	1,168	5.4%	10.8%	21,044	583	-6.2%	7.0%	4,051	2,120	2,420
Visa Credit Programs
US	$316	12.3%	12.3%	$303	12.3%	12.3%	3,623	$13	12.1%	12.1%	15	241	318
International	463	0.0%	11.5%	428	2.7%	12.8%	5,533	35	-24.2%	-2.6%	153	489	546

Visa Inc.	779	4.6%	11.8%	731	6.4%	12.6%	9,156	48	-16.8%	1.0%	168	730	864
Visa Debit Programs
US	$433	5.8%	5.8%	$325	6.5%	6.5%	8,583	$107	3.4%	3.4%	875	379	471
International	540	-6.4%	9.4%	111	-3.6%	12.0%	3,306	429	-7.1%	8.7%	3,008	1,011	1,085

Visa Inc.	972	-1.3%	7.7%	437	3.8%	7.9%	11,889	536	-5.1%	7.6%	3,883	1,390	1,556

	For the 3 Months Ended December 31, 2014
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$511	3.6%	8.0%	$359	5.8%	10.7%	4,186	$152	-1.4%	1.9%	974	698	797
Canada	66	-0.1%	8.7%	62	-0.1%	8.7%	671	5	0.2%	9.0%	11	42	49
CEMEA	264	-7.8%	15.7%	65	3.2%	26.6%	1,616	199	-10.9%	12.5%	1,213	325	321
LAC	286	-0.4%	13.8%	109	-0.6%	15.3%	2,697	177	-0.2%	12.8%	1,130	415	453
US	772	9.4%	9.4%	651	10.2%	10.2%	12,595	121	5.2%	5.2%	915	611	782

Visa Inc.	1,899	3.3%	10.4%	1,245	7.0%	11.4%	21,765	654	-3.1%	8.6%	4,243	2,090	2,402
Visa Credit Programs
US	$341	13.7%	13.7%	$327	13.9%	13.9%	3,957	$13	9.2%	9.2%	16	236	313
International	511	1.6%	11.0%	468	4.0%	12.2%	5,775	43	-18.3%	-0.4%	173	485	544

Visa Inc.	851	6.1%	12.1%	795	7.8%	12.9%	9,732	56	-13.1%	1.7%	189	721	857
Visa Debit Programs
US	$431	6.2%	6.2%	$324	6.6%	6.6%	8,639	$108	4.7%	4.7%	899	375	469
International	616	-2.2%	11.3%	127	2.6%	15.4%	3,394	490	-3.4%	10.3%	3,155	994	1,076

Visa Inc.	1,048	1.1%	9.1%	450	5.5%	9.0%	12,033	597	-2.0%	9.2%	4,054	1,369	1,545

Operational Performance Data

	For the 3 Months Ended September 30, 2014
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$506	9.1%	9.1%	$352	11.9%	12.1%	4,000	$154	3.2%	2.9%	960	677	774
Canada	66	2.0%	7.4%	61	1.7%	7.0%	651	5	5.5%	11.0%	12	40	47
CEMEA	279	5.3%	15.2%	68	17.8%	25.6%	1,487	212	1.8%	12.1%	1,163	321	318
LAC	276	6.6%	12.2%	105	7.4%	13.3%	2,496	171	6.1%	11.6%	1,056	417	448
US	756	9.2%	9.2%	632	9.9%	9.9%	12,314	124	6.0%	6.0%	952	587	754

Visa Inc.	1,884	7.9%	10.2%	1,217	10.2%	11.2%	20,947	667	4.0%	8.2%	4,143	2,041	2,341
Visa Credit Programs
US	$327	12.7%	12.7%	$313	12.8%	12.8%	3,734	$14	11.8%	11.8%	17	230	304
International	505	7.4%	10.1%	458	9.0%	11.2%	5,554	47	-6.0%	-0.5%	177	484	545

Visa Inc.	832	9.4%	11.2%	770	10.5%	11.9%	9,289	61	-2.5%	2.6%	194	714	850
Visa Debit Programs
US	$429	6.7%	6.7%	$319	7.2%	7.2%	8,579	$110	5.3%	5.3%	935	357	450
International	623	6.8%	11.8%	127	16.6%	20.6%	3,079	496	4.6%	9.7%	3,014	970	1,042

Visa Inc.	1,052	6.8%	9.4%	447	9.7%	10.2%	11,658	606	4.7%	8.7%	3,949	1,327	1,491

Operational Performance Data

	For the 12 Months Ended September 30, 2015
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$2,024	2.8%	9.6%	$1,438	6.0%	13.5%	17,337	$587	-4.2%	1.1%	4,003
Canada	240	-5.5%	6.8%	221	-5.7%	6.7%	2,651	19	-3.8%	8.9%	46
CEMEA	945	-13.6%	11.0%	241	-5.1%	19.9%	6,937	704	-16.2%	8.3%	4,732
LAC	993	-8.0%	12.5%	376	-8.3%	14.3%	10,529	616	-7.8%	11.4%	4,337
US	3,152	8.6%	8.6%	2,655	9.5%	9.5%	51,706	496	4.3%	4.3%	3,713

Visa Inc.	7,354	0.8%	9.6%	4,931	5.4%	11.3%	89,160	2,422	-7.4%	6.4%	16,832
Visa Credit Programs
US	$1,367	11.7%	11.7%	$1,313	11.9%	11.9%	15,873	$54	6.8%	6.8%	65
International	1,955	-0.2%	12.3%	1,805	2.2%	13.7%	23,437	150	-22.1%	-2.1%	650

Visa Inc.	3,322	4.4%	12.1%	3,118	6.1%	13.0%	39,310	205	-16.1%	0.1%	715
Visa Debit Programs
US	$1,784	6.3%	6.3%	$1,342	7.1%	7.1%	35,833	$442	4.0%	4.0%	3,649
International	2,247	-7.8%	8.8%	471	-3.7%	12.9%	14,017	1,776	-8.8%	7.8%	12,468

Visa Inc.	4,031	-2.0%	7.7%	1,813	4.1%	8.6%	49,850	2,218	-6.5%	7.0%	16,117

	For the 12 Months Ended September 30, 2014
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$1,968	7.7%	10.8%	$1,356	10.6%	13.5%	15,072	$612	1.9%	5.2%	3,638	677	774
Canada	254	0.8%	7.6%	234	0.8%	7.6%	2,439	20	0.6%	7.3%	46	40	47
CEMEA	1,094	6.0%	13.9%	254	18.9%	26.2%	5,363	840	2.6%	10.6%	4,637	321	318
LAC	1,079	0.6%	10.9%	410	2.3%	13.5%	9,776	668	-0.4%	9.4%	4,118	417	448
US	2,902	8.6%	8.6%	2,426	9.3%	9.3%	47,270	476	5.3%	5.3%	3,668	587	754

Visa Inc.	7,297	6.4%	10.1%	4,680	9.0%	11.4%	79,920	2,617	2.1%	7.8%	16,108	2,041	2,341
Visa Credit Programs
US	$1,224	11.1%	11.1%	$1,173	11.3%	11.3%	13,902	$51	6.1%	6.1%	64	230	304
International	1,958	5.7%	10.8%	1,765	6.9%	11.8%	21,283	193	-4.0%	0.8%	733	484	545

Visa Inc.	3,182	7.7%	10.9%	2,938	8.6%	11.6%	35,185	244	-2.0%	2.1%	796	714	850
Visa Debit Programs
US	$1,678	6.8%	6.8%	$1,253	7.4%	7.4%	33,368	$425	5.3%	5.3%	3,604	357	450
International	2,437	4.5%	11.7%	489	15.7%	23.1%	11,367	1,948	2.0%	9.2%	11,707	970	1,042

Visa Inc.	4,115	5.4%	9.5%	1,742	9.6%	10.9%	44,735	2,373	2.5%	8.4%	15,312	1,327	1,491

Operational Performance Data

2. Cross-Border Volume

The table below represents cross-border volume growth for cards carrying the Visa, Visa Electron, Interlink and PLUS brands. Cross-border volume refers to payments and cash volume where the issuing country is different from the merchant country.

Period	Growth (Nominal USD)	Growth (Constant USD)
3 Months Ended
Sep 30, 2015	-4%	5%
Jun 30, 2015	0%	8%
Mar 31, 2015	2%	8%
Dec 31, 2014	4%	8%
Sep 30, 2014	9%	10%
12 Months Ended
Sep 30, 2015	0%	7%
Sep 30, 2014	8%	9%

3. Visa Processed Transactions

The table below represents transactions involving Visa, Visa Electron, Interlink and PLUS cards processed on Visa’s networks.

Period	Processed Transactions (millions)	Growth
3 Months Ended
Sep 30, 2015	18,365	8%
Jun 30, 2015	18,024	8%
Mar 31, 2015	16,980	11%
Dec 31, 2014	17,599	10%
Sep 30, 2014	16,991	10%
12 Months Ended
Sep 30, 2015	70,968	9%
Sep 30, 2014	64,993	11%

Operational Performance Data

Footnote

Payments volume represents the aggregate dollar amount of purchases made with cards carrying the Visa, Visa Electron and Interlink brands for the relevant period; and cash volume represents the aggregate dollar amount of cash disbursements obtained with these cards for the relevant period and includes the impact of balance transfers and convenience checks; but excludes proprietary PLUS volume. Total volume represents payments volume plus cash volume.

Visa payment products are comprised of credit and debit programs, and data relating to each program is included in the tables. Debit programs include Visa’s signature based and Interlink (PIN) debit programs.

The data presented is based on results reported quarterly by Visa’s financial institution clients on their operating certificates. Estimates may be utilized if data is unavailable.

On occasion, previously presented information may be updated. Prior period updates, if any, are not material.

Visa’s CEMEA region is comprised of countries in Central Europe, the Middle East and Africa. Effective with the 3 months ended September 2013, Croatia moved from the CEMEA region to Visa Europe. Several European Union countries in Central Europe, Israel and Turkey are not included in CEMEA. LAC is comprised of countries in Central and South America and the Caribbean. International includes Asia Pacific, Canada, CEMEA and LAC.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Visa Inc. volumes are reported (“Nominal USD”). These exchange rates are calculated on a quarterly basis using the established exchange rate for each quarter. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring performance, Visa Inc. also reports year-over-year growth in total volume, payments volume and cash volume on the basis of local currency information (“Constant USD”). This presentation represents Visa’s historical methodology which may be subject to review and refinement.